Exhibit 10.22

WYETH

DEFERRED STOCK UNIT AWARD AGREEMENT

UNDER THE WYETH 2006 NON-EMPLOYEE

DIRECTOR STOCK INCENTIVE PLAN

[Name and Address of Grantee] (the “Grantee”)	DATE OF GRANT:

NUMBER OF DEFERRED STOCK UNITS: 1,200

1. Grant of Deferred Stock Unit Award. Wyeth, a Delaware corporation (the “Company”), pursuant to its 2006 Non-Employee Director Stock Incentive Plan (the “Plan”), hereby grants to the Grantee the number of Deferred Stock Units specified above (the “Deferred Stock Unit Award”). Each Deferred Stock Unit shall represent the right to receive one share of Stock subject to the terms and conditions set forth herein, as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Deferred Stock Unit Award Agreement (this “Agreement”), the Plan shall govern and control.

2. Vesting Schedule. Subject to the Grantee’s continued Board Membership through the applicable vesting date, the Deferred Stock Unit Award shall become fully vested on the earlier of (i) the date that is twelve (12) months from the Date of Grant, or (ii) the day immediately prior to the next Annual Meeting following the Date of Grant; provided, however, that no portion of the Deferred Stock Unit Award shall become vested prior to the date upon which the Grantee has completed two years of continuous Board Membership following the Grantee’s election to the Board. Notwithstanding the foregoing, and subject to applicable laws, the Deferred Stock Unit Award set forth in this Agreement shall become immediately vested upon the occurrence of a Change in Control solely to the extent provided in Section 13 hereof.

3. Accelerated Vesting and Forfeiture of Deferred Stock Unit Award Upon Termination of Board Membership. In the event that the Grantee incurs a Termination of Board Membership on account of the Grantee’s death, and if the Grantee has completed at least two years of continuous Board Membership, all unvested Deferred Stock Units granted under this Agreement and held by the Grantee as of such termination date shall immediately become fully vested. In the event that the Grantee incurs a Termination of Board Membership for any other reason, all unvested Deferred Stock Units granted under this Agreement and held by the Grantee as of such termination date shall immediately expire and be forfeited without further consideration to the Grantee.

4. Distribution Election. The Deferred Stock Unit Award granted under this Agreement shall be distributed following the Grantee’s Termination of Board Membership in accordance with (i) the Grantee’s Initial Election, filed in connection with the first Deferred Stock Unit Award granted to the Grantee pursuant to the Plan (or the Default Election, if no timely Initial Election was made) or (ii) the most recent Distribution Election Modification Form applicable to this Deferred Stock Unit Award. The Grantee may elect to change the time or form of payment for any future Deferred Stock Unit Award by filing a Distribution Election Modification Form, in the form attached hereto as Exhibit A, with the Company. The most recent Distribution Election Modification Form (or, if none, the Initial Election or Default Election) will remain in effect until the Grantee files in accordance with this Agreement, a Distribution Election Modification Form. A Distribution Election Modification Form may be filed at any time prior to, and must be filed no later than, December 31, or such earlier date prescribed by the Committee, of the calendar year prior to the calendar year of the date of grant of the Deferred Stock Unit Award with respect to which the modification is to be effective and will become irrevocable as of such December 31 or earlier date. Any such Distribution Election Modification Form shall apply to all of the Grantee’s deferred stock unit awards granted in calendar years subsequent to the calendar year of filing of such election, unless and until a new Distribution Election Modification Form is filed with the Company. If the Grantee submits a completed Distribution Modification Election Form that is not timely or makes a distribution election not otherwise permitted by the Plan, such form will be disregarded, such new election will be ineffective and the Grantee’s election (including the Default Election) in effect at the time that the Grantee submitted such form will remain in effect. Any election pursuant to this Section 4 may be changed before the last permissible date for filing such election.

5. Deferred Unit Account. On the Date of Grant, the Company shall credit the Grantee’s previously established Deferred Unit Account with the number of Deferred Stock Units attributable to the Deferred Stock Unit Award.

6. Contribution of Stock to Trust. On the Date of Grant, the Company shall contribute to the Trust for the benefit of the Grantee a number of shares of Stock equal to the number of Deferred Stock Units granted to the Grantee pursuant to the Deferred Stock Unit Award. The Company shall instruct the Trustee to allocate the number of shares of Stock attributable to the Deferred Stock Unit Award to the Grantee’s previously established Deferred Stock Account. Stock held in the Deferred Stock Account (including, without limitation, Dividend Equivalents) shall be subject to vesting to the same extent that the Deferred Stock Unit Award is subject to vesting. Upon forfeiture of all or a portion of the Deferred Stock Unit Award as provided in Section 3 above, the corresponding number of shares of Stock held in the Deferred Stock Account shall be forfeited and returned to the Company.

7. Dividend Equivalents. The Company shall withhold cash dividends payable on the shares of Stock held in the Trust and, on each date that cash dividends are otherwise payable to the holders of Stock, the Company shall credit the Dividend Equivalents to the Grantee’s Deferred Unit Account. From time to time, the Company shall deduct the value of full and/or fractional shares of Stock, as determined by the Committee, from the Grantee’s Deferred Unit Account and contribute such full and/or fractional shares of Stock to the Grantee’s Deferred Stock Account in the Trust. Dividend Equivalents and shares of Stock attributable to such Dividend Equivalents shall be subject to forfeiture in the same manner as the Deferred Stock Unit Award and, to the extent not forfeited, distributed to the Grantee in the same form and at the same time as the shares of Stock subject to this Deferred Stock Unit Award.

8. Payment of Deferred Stock Unit Awards.

(a) The shares of Stock attributable to this Deferred Stock Unit Award (including shares attributable to Dividend Equivalents) shall be held in the Trust until the Grantee’s Termination of Board Membership. Following such Termination of Board Membership for any reason except death, the shares of Stock held in the Grantee’s Deferred Stock Account attributable to the vested Deferred Stock Units granted hereunder shall be distributed by the Trustee to the Grantee, in a lump sum or in a series of annual installments (net of required withholding for federal, state, local and foreign taxes, if any), as elected by the Grantee pursuant to the Grantee’s Distribution Election Form or Default Election, as applicable. Upon the death of a Grantee, undistributed shares of Stock attributable to this Deferred Stock Unit Award shall be distributed in a lump sum to the Grantee or the Grantee’s estate or beneficiary, as applicable (net of required withholding for federal, state, local and foreign taxes, if any), disregarding the election pursuant to Section 4 hereof, on the first day of the month following the Grantee’s death.

(b) Notwithstanding anything in Section 8 to the contrary, (i) to the extent that the shares of Stock attributable to a Deferred Stock Unit Award are to be issued for any reason other than Termination of Board Membership due to death during the period beginning on the Grantee’s Termination from Board Membership and ending on the six-month anniversary of such date and (ii) at the time of such Termination of Board Membership, the Grantee is a Specified Employee, then such issuance shall be delayed until the first day of the month following the six-month anniversary of the Termination of Board Membership.

9. No Right to Board Membership. This Agreement does not confer upon the Grantee any right to remain a member of the Board, nor confer any obligation on the part of the Company or the Board to nominate the Grantee for re-election by the Company’s stockholders.

10. Non-Transferability. The Deferred Stock Unit Award may not be assigned or transferred, pledged or sold prior to its delivery to the Grantee or, in the case of the Grantee’s death, to the Grantee’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the transfer of the Deferred Stock Unit Award for estate planning purposes shall be allowed in accordance with applicable law.

11. Government and Other Regulations.

(a) The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary and subject to this Section 11, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received the advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. Accordingly, if the Committee reasonably anticipates that payment of any Deferred Stock Unit Award would violate Federal securities laws or any other applicable law, the Committee may, in its discretion, delay payment; provided that such delay may be effected in a manner that will not result in the imposition on any person of taxes, interest or penalties under Section 409A. In the event of such delay, the payment of the Awards in Stock shall be made as of the earliest date the Committee reasonably anticipates that such issuance will not cause such violation of applicable law or imposition of taxes.

(b) The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

12. Change in Capital Structure. This Agreement and the number of Deferred Stock Units subject to this Deferred Stock Unit Award shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number or kind of a share of Stock or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or other consideration subject to this Deferred Stock Unit Award in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Grantee, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

13. Change in Control. In the event of a Change in Control, notwithstanding the vesting schedule set forth above, or any other limitation on vesting, (i) all unvested Deferred Stock Units subject to this Deferred Stock Unit Award shall immediately become 100% vested and the forfeiture provisions thereon shall lapse and (ii) the shares of Stock attributable to the Grantee’s Deferred Stock Unit Award (including shares attributable to Dividend Equivalents) shall be distributed in accordance with Section 8 hereof, unless the Change in Control is a Section 409A Change in Control Event. On the day following such Section 409A Change in Control Event any outstanding Deferred Stock Unit Awards shall be cancelled and the Grantee shall receive, on the first day following such Change in Control, in a lump sum:

(a) the value (determined in accordance with the Plan) of such Deferred Stock Unit Awards distributed in a lump sum (net of required withholding for federal, state, local and foreign taxes); and

(b) the value (determined in accordance with the Plan) of any Dividend Equivalents then credited to the Grantee’s Deferred Unit Account which have not yet been converted into shares of Stock and contributed to the Trust (net of required withholding for federal, state, local and foreign taxes, if any) distributed in cash.

14. Administration. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Committee, whose determination shall be final. The Committee shall have the discretionary authority to amend this Agreement without the Grantee’s prior consent solely to the extent that any such amendment may be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A (“Section 409A Compliance”). The Committee shall not have the discretionary authority to accelerate or delay the time of distribution of the shares of Stock attributable to a Grantee’s Deferred Stock Unit Award, except to the extent that any such acceleration or delay may be effected in a manner that will result in Section 409A Compliance.

15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

[Signatures to follow on next page]

THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE DEFERRED STOCK UNIT AWARD UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AGREEMENT AND THE PLAN.

WYETH

Chairman and Chief Executive Officer

Accepted and agreed to:

Name (please print)

Signature